INDEPENDENT AUDITORS' REPORT

To the Board of Trustees and Shareholders of REGIONS FUNDS:

We have audited the accompanying statements of assets and liabilities of Regions Funds (the "Funds") (comprised of the following portfolios:
Regions Treasury Money Market Fund, Regions Limited Maturity Government Fund, Regions Fixed Income Fund, Regions Balanced Fund, Regions Value Fund, Regions Growth Fund, and Regions Aggressive Growth Fund), including the portfolios of investments, as of November 30, 1999, and the related statements of operations for the year and period then ended, the statements of changes in net assets for the years and period ended November 30, 1999 and 1998, and the financial highlights for each of the years and period presented. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of November 30, 1999, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Regions Funds as of November 30, 1999, the results of their operations, the changes in their net assets, and their financial highlights for the respective stated periods, in conformity with generally accepted accounting principles.




January 18, 2000